CleanSpark Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Twelve-month revenue increased nearly 400% to $49.4 million from one year ago period

LAS VEGAS, NV, December 14, 2021–CleanSpark, Inc. (Nasdaq: CLSK) (the “Company”), a sustainable bitcoin mining and energy technology company today reported financial results for its fourth quarter and 2021 fiscal year.

The Company’s Annual Report on Form 10-K and accompanying financial statements are available at www.sec.gov and the Company website at https://www.cleanspark.com/investor-relations/sec-filings/

As previously announced, the Company is holding its annual earnings call today at 2 p.m. PT/5 p.m. ET. A recording and transcript of the call will be available shortly thereafter on the company’s website. A live version of the call is available at: https://services.choruscall.com/mediaframe/webcast.html?webcastid=OxACvcYn

Financial Highlights

Year ended September 30, 2021

•	Revenues for the year ended September 30, 2021 were $49.4 million, an increase of $39.4 million, or 400%, from $10.0 million for the same prior year period.

•	Net loss for the 12 months ended September 30, 2021 was ($21.8) million, or ($0.75) loss per share, compared to a loss of ($23.3) million, or ($2.44) loss per share, for the same prior year period, an improvement of $1.70 per share.

•	Adjusted EBITDA, a non-GAAP term, for the year ended September 30, 2021 was $9.0 million, or $0.31 gain per share, compared to ($10.2) million, or ($1.07) loss per share, for the same prior year period.

Three months ended September 30, 2021

•	Revenues for the three months ended September 30, 2021, were $27.1 million, an increase of $25.15 million, or nearly 1300%, from $1.95 million for the same prior year period.

Balance Sheet Highlights as of September 30, 2021

Assets

•	Cash: $18.0 Million
•	Book Value of Digital Currency: $23.6 million, or 627 bitcoins (fair market value $27.5 million)
•	Total Current assets: $57.7 million
•	Total Mining equipment: $123.2 million
•	Total deposits for future mining equipment: $88.0 million
•	Total Assets: $317.5 Million
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Liabilities and Stockholders’ equity

•	Current Liabilities: $10.1 million
•	Total Liabilities: $11.8 million
•	Total Stockholders’ Equity: $305.7 million

Working capital

Working capital of $47.7 million as of September 30, 2021, compared to $2.9 million as of September 30, 2020, for an increase of $44.8 million.

Operational Highlights – Year ended September 30, 2021

•	Substantial real estate and energy acquisitions, including Norcross, GA, data center (20MW) and College Park, GA, data center (45MW+).
•	Quarter-over-quarter increase in revenue of nearly 1300%.
•	Exponential hashrate increase of zero to 1.3 EH/s in under a year.

About CleanSpark

CleanSpark, Inc., a Nevada corporation, is a sustainable bitcoin mining and energy technology company that is solving modern energy challenges. For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

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	September 30, 2021	September 30, 2020
ASSETS
Current assets
Cash and cash equivalents, including restricted cash	$18,040,327	$3,126,202
Accounts receivable, net	2,619,957	859,791
Contract assets	—	4,103
Inventory	2,672,744	247,500
Prepaid expense and other current assets	5,129,047	938,993
Digital currency	23,603,210	—
Derivative investment asset	4,905,656	2,115,269
Investment equity security	260,772	460,000
Investment debt security, AFS, at fair value	494,608	500,000
Total current assets	57,726,321	8,251,858

Property and equipment, net	137,592,871	117,994
Operating lease right of use asset	1,488,240	40,711
Capitalized software, net	503,685	976,203
Intangible assets, net	12,277,360	7,049,656
Deposits on mining equipment	87,959,910	—
Other long-term asset	875,536	—
Goodwill	19,049,198	5,903,641

Total assets	317,473,121	22,340,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	7,975,263	4,527,037
Contract liabilities	296,964	64,198
Operating lease liability	256,195	41,294
Finance lease liability	413,798	—
Acquisition liability	300,000	—
Contingent consideration	820,802	750,000
Total current liabilities	10,063,022	5,382,529

Long-term liabilities
Loans payable	—	531,169
Operating lease liability, net of current portion	1,235,325	—
Finance lease liability, net of current portion	458,308	—
Total liabilities	11,756,655	5,913,698

Stockholders' equity
Common stock; $0.001 par value; 100,000,000 shares authorized; 37,395,945 and 17,390,979 shares issued and outstanding as of September 30, 2021 and September 30, 2020, respectively	37,394	17,391
Preferred stock; $0.001 par value; 10,000,000 shares authorized; Series A shares; 2,000,000 authorized; 1,750,000 and 1,750,000 issued and outstanding as of September 30, 2021 and September 30, 2020 respectively	1,750	1,750
Additional paid-in capital	444,074,832	132,809,830
Accumulated other comprehensive loss	(5,392)	—
Accumulated deficit	(138,392,118)	(116,402,606)
Total stockholders' equity	305,716,466	16,426,365

Total liabilities and stockholders' equity	317,473,121	22,340,063

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	September 30, 2021	September 30, 2020
Revenues, net
Digital currency mining revenue, net	38,846,633	—
Energy hardware, software and services revenue	9,002,636	9,018,023
Other services revenue	1,588,846	1,010,678
Total revenues, net	49,438,115	10,028,701

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown below)	13,964,711	7,907,849
Professional fees	8,272,967	6,521,016
Payroll expenses	25,355,684	6,813,641
General and administrative expenses	5,291,652	1,093,062
Impairment of goodwill	5,723,388	—
Other impairment expense (related to Intangible Assets)	7,162,398	—
Depreciation and amortization	12,244,368	2,836,249
Total costs and expenses	78,015,168	25,171,817

Loss from operations	(28,577,053)	(15,143,116)

Other income/(expense)
Other income	544,778	20,000
Change in fair value of contingent consideration	84,198	—
Realized gain on sale of digital currency	3,104,378	—
Realized gain on sale of equity securities	179,046	—
Unrealized gain (loss) on equity security	(5,153)	116,868
Unrealized gain on derivative security	2,790,387	2,115,269
Interest income	221,488	308,804
Interest expense	(154,079)	(10,758,750)
Loss on disposal of assets	—	(5,218)
Total other income (expense)	6,765,043	(8,203,027)

Loss before income tax (expense) or benefit	(21,812,010)	(23,346,143)
Income tax (expense) or benefit	—	—
Net loss	(21,812,010)	(23,346,143)

Other comprehensive loss	(5,392)	—
Total comprehensive loss	(21,817,402)	(23,346,143)

Preferred stock dividends	177,502	—

Total comprehensive loss attributable to common shareholders	(21,994,904)	(23,346,143)

Loss per common share - basic and diluted	(0.75)	(2.44)

Weighted average common shares outstanding - basic and diluted	29,441,364	9,550,626

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	For the Year Ended September 30, 2021
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balance, September 30, 2020	1,750,000	1,750	17,390,979	17,391	132,809,830	—	(116,402,606)	16,426,365
Shares issued for services	—	—	631,765	631	5,923,300	—	—	5,923,931
Exercise of options and warrants	—	—	389,745	389	3,750,542	—	—	3,750,931
Shares returned for settlement of debt	—	—	(15,000)	(15)	15	—	—	—
Shares issued for business acquisition	—	—	976,828	996	15,783,376	—	—	15,784,372
Shares in Escrow for business acquisition	—	—	1,119,160	1,100	10,580,786	—	—	10,581,886
Options and warrants issued for services	—	—	—	—	5,480,426	—	—	5,480,426
Shares issued under underwritten offering, net of offering costs	—	—	16,978,734	16,978	270,639,140	—	—	270,656,118
Shares returned in relation to business acquisition	—	—	(76,266)	(76)	(892,583)	—	—	(892,659)
Preferred stock dividends	—	—	—	—	—	—	(177,502)	(177,502)
Net loss	—	—	—	—	—		(21,812,010)	(21,812,010)
Other comprehensive loss	—	—	—	—	—	(5,392)		(5,392)
Balance, September 30, 2021	1,750,000	1,750	37,395,945	37,394	444,074,832	(5,392)	(138,392,118)	305,716,466

	For the Year Ended September 30, 2020
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders' Equity
Balance, September 30, 2019	1,000,000	$1,000	4,679,018	$4,679	$111,936,125	$—	$(93,056,463)	$18,885,341
Shares issued for services	750,000	750	50,381	50	139,800	—	—	140,600
Options and warrants issued for services	—	—	—	—	1,912,632	—	—	1,912,632
Shares issued upon conversion of debt and accrued interest	—	—	11,330,978	11,331	14,038,669	—	—	14,050,000
Rounding shares issued for stock split	—	—	793	1	(1)	—	—	—
Shares returned and cancelled	—	—	(30,000)	(30)	30	—	—	—
Options issued for business acquisition	—	—	—	—	88,935	—	—	88,935
Shares issued for business acquisition	—	—	122,126	122	694,878	—	—	695,000
Shares issued upon exercise of warrants	—	—	6,913	7	(7)	—	—	—
Shares issued under registered direct offering	—	—	1,230,770	1,231	3,998,769	—	—	4,000,000
Net loss	—	—	—	—	—	—	(23,346,143)	(23,346,143)
Other comprehensive loss	—	—	—	—	—	—	—	—
Balance, September 30, 2020	1,750,000	1,750	17,390,979	17,391	132,809,830	—	(116,402,606)	16,426,365

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	For the Year Ended
	September 30, 2021	September 30, 2020
Cash Flows from Operating Activities
Net loss	(21,812,010)	(23,346,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation including expenses in lieu of commission to brokers	8,546,712	2,053,232
Impairment expense on digital currency	6,608,076	—
Unrealized gain on equity security	5,153	(116,868)
Digital currency issued for services	296,592	—
Realized gain on sale of equity security	(179,046)	—
Realized gain on digital currency	(3,104,378)	—
Depreciation and amortization	12,244,368	2,836,249
Provision for bad debts	246,453	27,456
Gain on derivative asset	(2,790,387)	(2,115,269)
Gain on forgiveness of debt	(531,169)	—
Change in fair value of contingent consideration	(84,198)
Amortization of debt discount	—	9,010,547
Shares issued as interest	—	2,050,000
Loss on asset disposal	—	(5,218)
Impairment expense on capitalized software	554,322	—
Impairment of Goodwill	5,723,388	—
Noncash lease expense	321,758	44,569
Changes in operating assets and liabilities
Decrease (increase) in prepaid expenses and other current assets	(3,216,288)	275,452
Decrease in contract assets	4,103	52,974
Decrease in contract liabilities, net	146,128	(435,203)
(Increase) in accounts receivable	(2,011,250)	(21,664)
Increase in accounts payable and accrued liabilities	5,006,403	3,415,168
(Increase) in digital currency	(38,846,633)	—
(Decrease) in lease liability	(319,061)	(43,986)
Increase in inventory	(2,238,378)	(247,500)
(Decrease) in due to related parties	—	(86,966)
Net cash used in operating activities	(35,429,342)	(6,642,734)

Cash Flows from investing
Increase in deposits on mining equipment	(89,260,010)	—
Proceeds from sale of digital currencies	11,443,132	—
Proceeds from sale of equity securities	373,121	—
Investment in infrastructure development	(81,868)	—
Purchase of property and equipment	(139,234,948)	(34,897)
Acquisition of ATL Data Center, net of cash received	45,783	—
Acquisition of p2KLabs, net of cash received	—	(1,141,990)
Acquisition of Solar Watt Solutions	(1,000,136)	—
Cash consideration for acquisition of GridFabric, net of cash acquired	—	(371,812)
Investment in capitalized software	—	(84,924)
Investment in debt and equity securities	—	(750,000)
Net cash used in investing activities	(217,714,926)	(2,383,623)

Cash Flows from Financing Activities
Payments on promissory notes	(5,882,553)	(217,467)
Proceeds from promissory notes	—	531,169
Payments on finance leases	(288,602)	—
Proceeds from exercise of options and warrants	3,750,932	—
Proceeds from offerings, net	270,656,118	4,000,000
Dividend paid	(177,502)	—

Net cash provided by financing activities	268,058,393	4,313,702

Net increase (decrease) in Cash	14,914,125	(4,712,655)

Cash and cash equivalents, including restricted cash, beginning of period	3,126,202	7,838,857

Cash and cash equivalents, including restricted cash, end of period	18,040,327	3,126,202

Supplemental disclosure of cash flow information
Cash paid for interest	156,204	14,162
Cash paid for tax	—	—

Non-cash investing and financing transactions
Day one recognition of right of use asset and liability	1,543,719	85,280
Remeasurement of right of use asset and liability due to lease modification	695,551	—
Shares and options issued for business acquisition	25,473,675	783,935
Options issued for services	953,125	1,912,632
Shares issued for services	1,904,521	139,850
Shares issued for conversion of debt and accrued interest	—	14,050,000
Cashless exercise of warrants	74	7
Shares issued as collateral returned to treasury	15	30

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Non-GAAP Measures

Adjusted EBITDA and Adjusted EPS is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”). Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, CleanSpark management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the Company's core business operating results and those of other companies, as well as providing the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

The Company's adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The Company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. Our management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

We are providing supplemental financial measures for (i) non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) that excludes the impact of interest, taxes, depreciation, amortization, our share-based compensation expense, and impairment of assets, unrealized gains/losses on securities, certain financing costs, other non-cash items, certain non-recurring expenses, and impacts related to discontinued operations; and (ii) non-GAAP adjusted EBITDA and non-GAAP earnings per share that excludes the impact of interest, taxes, depreciation, amortization, our share-based compensation expense, and impairment of assets, unrealized gains/losses on securities, certain financing costs, other non-cash items, and impacts related to discontinued operations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions.

We believe that these non-GAAP financial measures are also useful to investors and analysts in comparing our performance across reporting periods on a consistent basis. The first supplemental financial measure excludes (i) impacts of interest, taxes, and depreciation; (ii) significant non-cash expenses such as our share-based compensation expense, unrealized gains/losses on securities, certain financing costs, other non-cash items that we believe are not reflective of our general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) significant impairment losses related to long-lived and digital assets, which include our bitcoin for which the accounting requires significant estimates and judgment, and the resulting expenses could vary significantly in comparison to other companies; and (iv) and impacts related to discontinued operations that would not be applicable to our future business activities.

Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the first two non-GAAP financial measures, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, and directors.

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We have also excluded impairment losses on assets, including impairments of our digital currency our non-GAAP financial measures, which may continue to occur in future periods as a result of our continued holdings of significant amounts of bitcoin. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our Consolidated Financial Statements, which have been prepared in accordance with GAAP. We rely primarily on such Consolidated Financial Statements to understand, manage, and evaluate our business performance and use the non-GAAP financial measures only supplementally.

The following is a reconciliation of our non-GAAP adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP, which excludes the impact of (i) interest, taxes, depreciation, amortization; (ii) our share-based compensation expense; (iii) impairment expense; (iv) unrealized gains/losses on securities; (v) and (vi) impacts related to discontinued operations, to its most directly comparable GAAP measures for the periods indicated:

	Years Ended September 30,
	2021	2020
Reconciliation of non-GAAP adjusted EBITDA
Net Loss:	$(21,812,010)	$(23,346,143)
Interest and taxes	(67,409)	10,449,946
Depreciation and amortization	12,244,368	2,836,249

Share-based compensation expense	8,546,712	2,053,232
Digital asset impairment losses	6,608,076	—
Energy & other goodwill impairment losses	6,277,710	—
Unrealized (gains)/losses of securities and derivatives	(2,785,234)	(2,232,137)
Discontinued operations	—	—
non-GAAP adjusted EBITDA	9,012,213	(10,238,853)

The following is a reconciliation of our non-GAAP adjusted EBITDA earnings per share, in each case excluding the impact of (i) interest, taxes, depreciation, amortization; (ii) our share-based compensation expense; (iii) impairment expense; (iv) unrealized gains/losses on securities; (v) certain financing costs and other non-cash items; (vi) certain non-recurring expenses; and (vii) impacts related to discontinued operations:

Reconciliation of non-GAAP adjusted EBITDA per share:
Non-GAAP adjusted EBITDA	$9,012,213	$(10,238,853)
Interest and taxes (per diluted share)	—	1.09
Depreciation and amortization (per share)	0.42	0.30
Share-based compensation expense	0.29	0.21
Digital asset impairment losses (per share)	0.22	—
Energy & other goodwill impairment losses	0.21	—
Unrealized (gains)/losses of securities and derivatives (per share)	(0.09)	(0.23)
Discontinued operations	—	—
Non-GAAP EBITDA per share	$0.31	$(1.07)

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The following is a reconciliation of fair market value of our digital currency holdings to the current carrying value at September 30, 2021. We did not hold any digital currency as of September 30, 2020:

	Carrying Value (1)	Fair Market Value (2)
Number of Bitcoins held	$627	$627
Value per coin (1) (2)	37,645	43,929
Total	$23,603,415	$27,543,483

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, operating results, business strategy, deployment of miners, digital currency mining activities, the growth of its facilities and other statements regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: the successful deployment of energy solutions for residential and commercial applications; the fitness of the Company's energy hardware, software and other solutions for this particular application or market; the success of its digital currency mining activities; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on logistics and shipping and the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Investor Relations Contact:
Matt Schultz
ir@cleanspark.com

Media Contacts:
Isaac Holyoak
pr@cleanspark.com

BlocksBridge Consulting
Nishant Sharma
cleanspark@blocksbridge.com

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